As filed with the Securities and Exchange Commission on January 5, 2021

Registration No. 333-251861

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	90-064892095
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

Cornwall Centre

No. 85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

(Address of Principal Executive Offices, including Zip Code)

Sharing Economy International Inc. 2020 Stock Incentive Plan

(Full title of the plan)

Anthony Che Chung Chan

Chief Executive Officer

Sharing Economy International Inc.

No. 85 Castle Peak Road
Castle Peak Bay
Tuen Mun, N.T., Hong Kong

+852 3583-2186

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is to amend and restate Exhibit 23.2. All items have been omitted herefrom other than the facing page, Item 8, the signature page, the Exhibit Index and Exhibit 23.2.

Item 8. Exhibits

Number	Description
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding legality of the common stock being registered. †
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in exhibit 5.1). †
23.2	Consent of Consent of Audit Alliance LLP.
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement). †
99.1	Sharing Economy International Inc. 2020 Stock Incentive Plan. †

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on January 5, 2021.

SHARING ECONOMY INTERNATIONAL INC.

By:	/s/ Anthony Che Chung Chan
	Name:	Anthony Che Chung Chan
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

s/ Anthony Che Chung Chan	Chief Executive Officer and Director	January 5, 2021
Anthony Che Chung Chan	(Principal Executive Officer)

*	Chief Financial Officer, Secretary, Treasurer	January 5, 2021
Ka Man Lam	(Principal Financial and Accounting Officer)

*	Director	January 5, 2021
Ping Kee Lau
*	Director	January 5, 2021
Shao Yuan Guo

*	Director	January 5, 2021
Lo Yu Ming *	Director	January 5, 2021
Cheng Wai Yin

*By:	/s/ Anthony Che Chung Chan	January 5, 2021
Anthony Che Chung Chan Attorney-In-Fact

EXHIBIT INDEX

Number	Description
23.2	Consent of Consent of Audit Alliance LLP

3